Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Strong Financial Results for First Quarter 2026 And Reaffirms 2026 Guidance

New York, NY, May 6, 2026 – Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR) announced today its financial results for the first quarter ended March 31, 2026.

“Oscar Health drove solid first-quarter performance with significant year-over-year improvements across our core metrics,” said Mark Bertolini, CEO of Oscar Health. “We are reaffirming our guidance and remain on track to significantly expand margins and achieve meaningful profitability in 2026. Consumers expect to shop for healthcare like everyday products – on choice, price, and value. Oscar’s exceptional technology, lifestyle products, and member experience deliver exactly that. The workforce is shifting, the individual market is resilient, and Oscar is leading the transition to a consumer-driven health economy.”

Oscar is reaffirming its full year 2026 outlook across all metrics as provided in its financial results press release dated February 10, 2026.

First Quarter 2026 Financial Highlights

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Total revenue	$4,647,194	$3,046,263
Medical loss ratio (“MLR”)	70.5%	75.4%
Selling, general, and administrative (“SG&A”) expense ratio	15.2%	15.8%
Earnings from operations	$704,085	$297,123
Net income attributable to Oscar Health, Inc.	$678,996	$275,271
Adjusted EBITDA(1)	$727,072	$328,828
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net income, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

	As of March 31,
Membership by Offering	2026	2025
Individual and Small Group (1)	3,174,489	2,021,484
Cigna+Oscar (2)	—	17,983
Total Members	3,174,489	2,039,467
(1) 2025 membership includes small group members. The Company no longer offers small group plans effective December 15, 2024.
(2) Represents total membership for our former co-branded partnership with Cigna. We did not renew the Cigna+Oscar Small Group arrangement after its initial term ended on December 31, 2024.

Oscar Health, Inc.
News Release

First Quarter 2026 Key Metrics and Non-GAAP Financial Metrics

•Total revenue was approximately $4.6 billion for the first quarter of 2026 compared to $3.0 billion for the first quarter of 2025. The increase was driven by higher membership and rate increases, partially offset by an increase in the net risk adjustment transfer accrual.
•The medical loss ratio was 70.5% for the first quarter of 2026 compared to 75.4% for the first quarter of 2025. The decrease was primarily due to our disciplined pricing strategy, claims and risk adjustment seasonality from metal and new member mix, and favorable prior period reserve development. The Company had $68 million of favorable development in the first quarter of 2026 compared to $31 million of unfavorable development in the first quarter of 2025.
•The SG&A expense ratio was 15.2% for the first quarter of 2026 compared to 15.8% for the first quarter of 2025. The decrease was primarily due to greater fixed cost leverage and disciplined cost management, partially offset by the impact of higher risk adjustment as a percentage of premium.
•Earnings from operations was $704.1 million for the first quarter of 2026 compared to earnings from operations of $297.1 million for the first quarter of 2025. The significant increase reflects strong operating performance driven primarily by higher membership, rate increases, favorable prior period development, and fixed cost leverage.
•Net income attributable to Oscar Health, Inc. was $679.0 million, or $2.07 of diluted earnings per share, for the first quarter of 2026 compared to Net income attributable to Oscar Health, Inc. of $275.3 million, or $0.92 of diluted earnings per share, for the first quarter of 2025.
•Adjusted EBITDA was $727.1 million for the first quarter of 2026 compared to Adjusted EBITDA of $328.8 million for the first quarter of 2025.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details

Oscar will host a conference call to discuss its financial results today, May 6, 2026, at 8:00 a.m. (ET). Investors and other interested parties are invited to listen to the conference call by dialing 1-855-761-5600 and entering the following conference ID: 7768132. A live audio webcast will also be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including Total revenue, Medical loss ratio, SG&A expense ratio, Earnings (loss) from operations, and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, including management’s plans and objectives for future operations, expectations and business strategy, such as our 2026 margins and profitability, and industry and market dynamics and expected trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continues” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively (including our ability to successfully integrate strategic acquisitions); our ability to retain and expand our member base; our ability to accurately estimate our incurred medical expenses or overall market morbidity, or effectively manage our medical costs or related administrative costs; unanticipated results of, or changes to, risk adjustment programs or our estimates thereof; evolving federal or state laws or regulations (including any changes in the interpretation or enforcement of existing laws and regulations), including changes with respect to the Patient Protection and Affordable Care Act and any regulations enacted thereunder, the expiration of the enhanced Advanced Premium Tax Credits, the implementation of new program integrity rules, the potential funding of a cost-sharing reduction program, or other government actions, such as the imposition of tariffs; our ability to achieve or maintain profitability in the future; our ability to arrange for the delivery of quality care and maintain good relations with brokers and the physicians, hospitals, and other providers within and outside our provider networks; our ability to comply with ongoing, complex and evolving regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the regulation of health insurance markets in the United States; our, or any of our vendors’, ability to comply with laws, regulations, and standards related to the handling of information about individuals or applicable consumer protection laws, including as a result of our participation in government-sponsored programs; the ability of our health insurance and Health Maintenance Organization subsidiaries to make payments of dividends or distributions to us, including to fund our business strategy; our ability to utilize quota share reinsurance to meet our capital and surplus requirements and protect against downside risk on medical claims; adverse market conditions resulting in our investment portfolio suffering losses or reducing our ability to meet our financing needs; unfavorable or otherwise costly outcomes of lawsuits, audits, investigations, and other third party claims that may arise from the extensive laws and regulations to which we are subject; incurrence of data security breaches of our or our partners’ information and technology systems; heightened competition in the markets in which we participate; our ability to attract and retain qualified personnel; uncertainties associated with our utilization of certain artificial intelligence (“AI”) and machine learning models; our ability to detect and prevent material weaknesses or significant control deficiencies in our internal controls over financial reporting or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC.

Oscar Health, Inc.
News Release

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

About Oscar Health

Oscar Health, Inc. is a leading healthcare technology company built on a full-stack platform and a relentless focus on member experience. Oscar Health helps make high-quality and affordable care more accessible for millions of people through Oscar’s Individual & Family plans and ICHRA solutions, +Oscar technology services, and Lucie Health Marketplace. Consumers benefit from better choice, deeper engagement, and connection to high-value clinical care.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com

Media Contact:
Dalya Browne
Senior Director, External Communications
press@hioscar.com

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2026	2025
Revenue
Premium	$4,580,862	$2,995,821
Investment income	60,614	46,112
Other revenues	5,718	4,330
Total revenue	4,647,194	3,046,263
Operating Expenses
Medical	3,229,857	2,259,651
Selling, general, and administrative	706,234	482,759
Depreciation and amortization	7,018	6,730
Total operating expenses	3,943,109	2,749,140
Earnings from operations	704,085	297,123
Interest expense	5,383	5,994
Other expenses (income)	(71)	2,918
Earnings before income taxes	698,773	288,211
Income tax expense	19,750	12,705
Net income	679,023	275,506
Less: Net income attributable to noncontrolling interests	27	235
Net income attributable to Oscar Health, Inc.	$678,996	$275,271

Earnings per Share
Basic	$2.28	$1.10
Diluted	$2.07	$0.92
Weighted Average Common Shares Outstanding
Basic	298,184	251,279
Diluted	329,751	305,938

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except per share amounts)	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$4,805,139	$2,774,151
Short-term investments	1,994,644	1,216,461
Accounts receivable (net of allowance for credit losses of $7,171 and $7,226)	587,023	362,682
Receivables from CMS (1)	222,195	136,029
Reinsurance recoverable	142,487	99,750
Other current assets	25,817	24,331
Total current assets	7,777,305	4,613,404
Property, equipment, and capitalized software, net	94,194	88,350
Long-term investments	1,266,775	1,470,987
Restricted deposits	28,631	32,951
Other assets	122,741	119,719
Total assets	$9,289,646	$6,325,411

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$1,734,051	$1,455,385
Payables to CMS (1)	4,723,244	2,730,095
Accounts payable and other liabilities	505,943	507,325
Unearned premiums	172,004	166,203
Reinsurance payable	5,112	3,579
Total current liabilities	7,140,354	4,862,587
Long-term debt	430,876	430,095
Other liabilities	51,368	51,994
Total liabilities	7,622,598	5,344,676
Commitments and contingencies
Stockholders' Equity
Class A common stock ($0.00001 par value; 825,000 thousand shares authorized, 263,552 thousand and 261,851 thousand shares outstanding as of March 31, 2026 and December 31, 2025, respectively)	3	3
Class B common stock ($0.00001 par value; 82,500 thousand shares authorized, 35,591 thousand and 35,838 thousand shares outstanding as of March 31, 2026 and December 31, 2025, respectively)	—	—
Treasury stock (315 thousand shares as of March 31, 2026 and December 31, 2025)	(2,923)	(2,923)
Additional paid-in capital	4,277,292	4,256,972
Accumulated deficit	(2,615,438)	(3,294,434)
Accumulated other comprehensive income	5,000	18,030
Total Oscar Health, Inc. stockholders' equity	1,663,934	977,648
Noncontrolling interests	3,114	3,087
Total stockholders' equity	1,667,048	980,735
Total liabilities and stockholders' equity	$9,289,646	$6,325,411
(1) Centers for Medicare & Medicaid Services

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2026	2025
Cash Flows from Operating Activities:
Net income	$679,023	$275,506
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred taxes	(6,204)	36
Net realized gain on sale of financial instruments	(4)	(119)
Depreciation and amortization expense	7,018	6,730
Amortization of debt issuance costs	1,015	194
Stock-based compensation expense	15,969	24,975
Net accretion of investments	(7,077)	(7,673)
Change in provision for credit losses	(55)	(8,650)
Changes in assets and liabilities:
(Increase) / decrease in:
Receivables from CMS (1)	(86,165)	(88,745)
Accounts receivable	(224,288)	(97,827)
Reinsurance recoverable	(42,737)	103,990
Other assets	5,344	(13,265)
Increase / (decrease) in:
Benefits payable	278,666	108,848
Payables to CMS (1)	1,993,149	571,443
Accounts payable and other liabilities	(2,007)	24,294
Unearned premiums	5,800	(3,492)
Reinsurance payable	1,533	(17,703)
Net cash provided by operating activities	2,618,980	878,542
Cash Flows from Investing Activities:
Purchase of investments	(914,842)	(336,869)
Sale of investments	35,000	15,761
Maturity and paydowns of investments	299,243	155,906
Purchase of property, equipment and capitalized software	(8,794)	(9,026)
Change in restricted deposits	(860)	—
Net cash used in investing activities	(590,253)	(174,228)
Cash Flows from Financing Activities:
Payments of debt issuance costs	(4,739)	—
Tax payments related to net settlement of share-based awards	—	(855)
Proceeds from exercise of stock options	1,139	5,728
Net cash (used in) provided by financing activities	(3,600)	4,873
Increase in cash, cash equivalents and restricted cash equivalents	2,025,127	709,187
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	2,804,123	1,551,118
Cash, cash equivalents, restricted cash and cash equivalents—end of period	4,829,250	2,260,305
Cash and cash equivalents	4,805,139	2,236,555
Restricted cash and cash equivalents included in restricted deposits	24,111	23,750
Total cash, cash equivalents and restricted cash and cash equivalents	$4,829,250	$2,260,305
Supplemental Disclosures:
Interest payments	$4,177	$154
Income tax payments	$44	$—
(1) Centers for Medicare & Medicaid Services

Oscar Health, Inc.
News Release

Key Operating and Non-GAAP Financial Metrics
We regularly review the following key operating and Non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Total Revenue
Total revenue includes premium revenue (net of risk adjustment transfers), investment income, and other revenues. We believe total revenue is an important metric to assess the growth of our business, as well as the earnings potential of our investment portfolio.

MLR
MLR is a metric used to calculate medical expenses as a percentage of net premiums before ceded quota share reinsurance. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for healthcare of our members to the net premium before ceded quota share reinsurance.

	Three Months Ended March 31,
(in thousands, except percentages)	2026	2025
Net claims before ceded quota share reinsurance (A)	$3,229,857	$2,259,651
Net premiums before ceded quota share reinsurance (B)	$4,580,862	$2,995,821
Medical Loss Ratio (A divided by B)	70.5%	75.4%

SG&A Expense Ratio
The SG&A expense ratio reflects the Company’s selling, general, and administrative expenses, as a percentage of total revenue (net of risk adjustment transfers). We believe the SG&A expense ratio is useful to evaluate our ability to manage our overall selling, general, and administrative cost base.

Earnings (Loss) from Operations
Earnings (loss) from operations is the Company's total revenue less total operating expenses. We believe earnings (loss) from operations is an important primary metric for assessing operating performance.

Net Income (Loss) Attributable to Oscar Health, Inc.
Net income (loss) attributable to Oscar Health, Inc. is net earnings (loss) allocated to the Company after net income (loss) attributable to noncontrolling interests. It is a key indicator of the Company’s profitability and operational efficiency, allowing management to evaluate performance and make informed decisions on strategic planning, cost management, and resource allocation.

Oscar Health, Inc.
News Release

Adjusted EBITDA

Adjusted EBITDA is defined as Net income (loss) for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), and depreciation and amortization, as further adjusted for stock-based compensation and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net income (loss), we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for, net income (loss) or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$679,023	$275,506
Interest expense	5,383	5,994
Other expenses (income)	(71)	2,918
Income tax expense	19,750	12,705
Earnings from operations	704,085	297,123
Depreciation and amortization	7,018	6,730
Stock-based compensation(1)	15,969	24,975
Adjusted EBITDA	$727,072	$328,828
(1) Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Additionally, these expenses are reported net of any stock-based compensation that has been capitalized for software development costs.

Oscar Health, Inc.
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Appendix

Oscar Health, Inc.
News Release

Supplemental Financial Information

Premium

The Company records premium revenue net of premiums for reinsurance contracts accounted for under reinsurance accounting. The following table reconciles total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total premium revenue in the Condensed Consolidated Statements of Operations:

	Three Months Ended March 31,
(in thousands)	2026	2025
Direct policy premiums	$6,030,275	$3,349,671
Risk adjustment transfers	(1,442,811)	(373,749)
Reinsurance premiums ceded	(5,618)	(2,542)
Assumed premiums (1)	(984)	22,441
Premium	$4,580,862	$2,995,821
(1) The Company did not renew the Cigna+Oscar Small Group arrangement with Cigna Health and Life Insurance Company after its initial term ended on December 31, 2024. Following termination, the Company has been providing transition and run-off services, and will continue to provide such services through December 31, 2026. The Company also continues to share in premiums and claims for plans sold or issued prior to December 15, 2024.

Medical Expenses

The Company records medical expenses net of reinsurance recoveries for reinsurance contracts accounted for under reinsurance accounting. The following table reconciles total medical expenses to the amount presented in the Condensed Consolidated Statements of Operations:

	Three Months Ended March 31,
(in thousands)	2026	2025
Direct claims incurred	$3,293,837	$2,268,284
Ceded reinsurance claims	(62,684)	(31,012)
Assumed reinsurance claims	(1,296)	22,379
Medical expenses	$3,229,857	$2,259,651

Risk Adjustment

The risk adjustment programs in the markets the Company serves are administered federally by CMS and are designed to mitigate the potential impact of adverse selection and provide stability for health insurers. Under these programs, each plan is assigned a risk score based upon demographic information and current year claims information related to its members. Plans with lower than average risk scores generally pay into the pool, while plans with higher than average risk scores generally receive distributions. The following table provides a rollforward of the Company’s beginning and ending risk adjustment receivable and payable balances for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31, 2026			Three Months Ended March 31, 2025
(in thousands)	Risk Adjustment Receivable	Risk Adjustment Payable	Net Risk Adjustment Payable	Risk Adjustment Receivable	Risk Adjustment Payable	Net Risk Adjustment Payable
Beginning balance (1)	$56,066	$2,587,700	$2,531,634	$64,779	$1,558,341	$1,493,562
Change in accrual:
Current year	$16,112	$1,374,310	$1,358,198	$25,666	$306,870	$281,204
Prior years (2)	5,132	89,745	84,613	(3,319)	89,240	92,559
Change in accrual, net	$21,244	$1,464,055	$1,442,811	$22,347	$396,110	$373,763
Ending balance:
Current year	$16,112	$1,374,310	$1,358,198	$25,666	$306,870	$281,204
Prior years	61,198	2,677,445	2,616,247	61,460	1,647,581	1,586,121
Ending balance	$77,310	$4,051,755	$3,974,445	$87,126	$1,954,451	$1,867,325
(1) The table includes risk adjustment data validation (“RADV”) receivables and payables. The balance at the beginning of each year presented pertains to prior policy years.
(2) Includes immaterial payments for prior policy years.